NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908
Phone: (607) 378-4140	Email: dpawlowski@keiadvisors.com

Hardinge Inc. Appoints Ryan Levenson to Board of Directors
ELMIRA, NY, November 3, 2016 — The Board of Directors of Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, announced that it has appointed Ryan Levenson of Privet Fund Management LLC, to serve as a Director. Privet Fund Management currently owns 9.7% of the Company’s common stock outstanding.
Mr. Richard L. Simons, on behalf of the Board of Directors, stated, “We welcome Ryan to the Board and look forward to his contributions to our strategy to grow Hardinge both organically and through acquisitions. We believe his experience will complement the wealth of knowledge our Board represents.”
Ryan Levenson is currently Principal and Portfolio Manager of Privet Fund Management LLC.  Mr. Levenson currently serves as a director of Frequency Electronics, Inc (NASDAQ: FEIM) and Cicero, Inc. (OTC:CICN). Previously, Mr. Levenson served as a director of RELM Wireless, Inc., where he served as a member of the Audit Committee, and as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the Board of Directors and Compensation and Audit Committees of The Middleby Corporation from May 2006 until November 2012. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company, from 2003 until 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn's long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity.
About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories. The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces. With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market. Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.
Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories. Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.

-END-

Hardinge Inc. Appoints Ryan Levenson to Board of Directors
November 3, 2016

The Company regularly posts information on its website: www.hardinge.com.
Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

-END-